                                                                    EXHIBIT 10.3

                        Executive Employment Agreement
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   This Executive Employment Agreement ("Agreement") is made and entered into as of October __, 1997 (the "Effective Date") by and between Towing America, Inc., a Delaware corporation (the "Company") and Edward T. Sheehan, an individual resident of the State of New York ("Executive"), with reference to the following:

                              B a c k g r o u n d

     A. The Company is a newly formed entity that intends to pursue consolidation opportunities in the towing services business (the "Business").

     B. Executive has previously served in senior management capacities in businesses similar to the Business.

     C. The Company now desires to retain the full-time services of Executive as Chief Executive Officer of the Company, and Executive is willing to be employed by the Company in that capacity on the terms and conditions set forth in this Agreement.


     Now Therefore, the Company and Executive hereby agree as follows:

   1. Employment. The Company hereby employs Executive on the terms set forth
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herein and Executive hereby accepts such employment, commencing on the date of filing of a Registration Statement with the Securities Exchange Commission in connection with the Company's Initial Public Offering (the "Commencement Date") for a term of three years (the "Employment Term"), unless sooner terminated under Section 7 below. For purposes of this Agreement, "Initial Public Offering" of "IPO" means the Company's first firm commitment underwritten offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended.

   2. Duties. During the period of his employment with the Company hereunder,
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Executive will be employed as Chief Executive Officer of the Company. In addition, upon execution of this Agreement, Executive will be elected to the Board of Directors of the Company. Executive will:

        (a) devote his full business time, ability, knowledge and attention, and give his best effort and skill solely to the Company's business affairs and interests;

        (b) perform such services and assume such duties and responsibilities appropriate to the positions identified above as well as those which may from time to time be reasonably assigned to him by the Board of Directors of the Company, to whom Executive will directly report; and

        (c) in all respects use his best efforts to further, enhance and develop the Company's business affairs, interests and welfare.

   3. Compensation. In consideration of Executive's services to the Company
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during the Employment Term, Executive will receive the following:

        (a) Commencing upon the consummation of the Initial Public Offering, the Company will pay Executive a gross base salary of $200,000 per annum during the Employment term, subject to the review by the Company's underwriters at or around the time of IPO. Executive's base salary will be paid in equal installments (pro rated for portions of a pay period) on the Company's regular pay days and the Company will withhold from such compensation all applicable federal and state income, social security, and disability and other taxes as required by applicable laws. The Company may also pay Executive such bonuses as are determined from time to time by the Board of Directors.

        (b) From time to time following the Company's Initial Public Offering, in the sole discretion of the Company's Board of Directors, stock options to purchase additional shares of Common Stock of the Company in accordance with a stock option plan to be adopted by the Company which will contain, among other things, provisions for vesting of the shares subject to options granted thereunder.

   4. Company Shares. As soon as reasonably practicable after the execution of
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this Agreement, Executive will purchase at fair market value shares of Common Stock of the Company expected to represent 6% of the outstanding shares on the consummation of the IPO. If Executive voluntarily terminates his employment hereunder during the 18 months of the Employment Term, or if Executive is discharged under Section 7.3 hereof during such 18 month period, then the Company may, during the 30 day period following such termination, buy back fifty percent (50%) of the shares purchased pursuant to this Section 4 at the price Executive paid for such shares. The Company may exercise this right by written notice to the executive and within five business days of delivery of such notice Executive shall deliver the certificate(s) representing the shares so repurchased to the Company's Secretary at the executive offices of the Company and the Company shall deliver its cashier's or certified check in the amount of such purchase price to Executive at such offices.

   5. Change of Control. In the event of any Change of Control of the Company,
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then (i) any and all of Executive's stock options that are unvested as of the effective date of such Change of Control will become vested immediately prior to such event and (ii) Executive will receive from the Company an aggregate payment equal to three (3) times his gross base salary, payable in accordance with the provisions of Section 3(a) above; provided however, that in the event that the Company determines, in its sole discretion, that any portion of the same constitutes an excess parachute payment under ss280G of the Internal Revenue Code of 1986, as amended, then the Company will have no obligation to provide such portion to the Executive. For purposes of this Agreement, a "Change of Control" means (a) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, or (b) a merger or consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, or (c) the sale or other change of beneficial ownership of at least fifty percent (50%) of the outstanding voting securities of the Company to any person or "group" as that term is defined under the Securities Exchange Act of 1934, as amended.

   6.  Benefits and Reimbursements.
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     6.1 Executive will, during the Employment Term, have the right to receive such benefits as are generally made available to full-time executive officers of the Company, including the right to participate in any retirement plan or executive bonus plan that the Company may create. In addition, or inclusive of such benefits, the Company will provide Executive with the following:

        (a) the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If the Executive is accepted for coverage under such plans, the Company will provide to Executive and his immediate family such coverage on the same terms as is customarily provided by the Company to the plan participants as modified from time to time.

        (b) in addition to normal holidays recognized by the Company, Executive will be entitled to three weeks paid vacation annually, provided that any vacation may be taken by Executive at any time Executive deems appropriate, upon consultation with the Board of Directors, which may determine that the best interests of the Company require otherwise.

     6.2 The Company will reimburse Executive for travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his duties hereunder, provided that all such expenses will be reimbursed only (i) upon the presentation by Executive to the Company of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties, and (ii) if such expenses are consistent with all policies of the Company in effect from time to time as to the kind and amount of such expenses.

   7. Termination of Employment.
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     7.1 Expiration of the Term of Agreement. This Agreement will terminate
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automatically upon the expiration of the Employment Term. On or about three months prior to the date of such termination, the Company will provide Executive with written notice of non-renewal of this Agreement.

     7.2 Death or Permanent Disability of Executive. This Agreement will
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terminate upon the death or permanent disability of Executive. Executive will be deemed permanently disabled for the purpose of this Agreement if, in the good faith determination of the Board of Directors, based on sound medical advice, Executive has become physically or mentally incapable of performing his duties hereunder for a continuous period of one hundred eighty (180) days, in which event Executive will be deemed permanently disabled upon the expiration of such one hundred eighty (180) day period.

     7.3 Executive's Discharge for Cause. The Company will have the right to
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terminate Executive's employment hereunder for "Cause" at any time effective upon its giving of written notice setting forth with particularity the facts and circumstances constituting such Cause. For such purposes, "Cause" means the occurrence of one or more of the following: (i) the commission by Executive of any act materially detrimental to the Company, including fraud, embezzlement, theft, bad faith, gross negligence, recklessness or willful misconduct; (ii) incompetence or repeated failure or refusal to perform the duties required by this Agreement and as may be assigned to Executive by the Company's Board of Directors from time to time; (iii) conviction of a felony or of any crime of moral turpitude to the extent materially detrimental to the Company; (iv) any material misrepresentation by Executive to the Company regarding the operation of the business; or (v) breach of any covenant of this Agreement, provided that the action or conduct described in clauses (ii) or (v) above will constitute "Cause" only if such action or conduct continues after the Company has provided Executive with written notice thereof and a reasonable opportunity (to be not less than 30 days) to cure the same.

     7.4 The Company's Right to Terminate At Will. Subject to the payment to
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Executive of the applicable severance payments as provided in Section 7.5 below, the Company will have the right (in addition to its right of termination under Section 7.1 above), exercisable at any time during the term of this Agreement, to terminate Executive's employment with the Company without "Cause" (as defined in Section 7.3 above), immediately upon written notice to Executive.

     7.5  Compensation Upon Termination.
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        (a) Upon termination of Executive's employment pursuant to this Section 7, Executive will be entitled to only: (i) the compensation provided for in
Section 3(a) hereof for the period of time ending with the date of termination;
(ii) compensation for any unused vacation that Executive may have accrued, as well as all earned benefits, up to and including the date of termination; (iii) "COBRA" benefits to the extent required by applicable law; and (iv) reimbursement for such expenses as Executive may have properly incurred on behalf of the Company as provided in Section 7.2 above prior to the date of termination. Notwithstanding the foregoing, if the Executive's employment is terminated pursuant to Section 7.1 or 7.4 above, Executive will have the right to retain the coverage provided in Section 6.1(a) above, at no charge to Executive, for a period of two years following the effective date of such termination.

        (b) If the Company terminates Executive's employment pursuant to Section
7.4 above only, in addition to the amounts payable in Section 7.5(a) above, Executive will be entitled to receive a severance payment in the following amount: (i) if such termination occurs during the last six months of the Employment Term, Executive will be entitled to receive an amount equal to the aggregate base salary paid to Executive by the Company pursuant to Section 3(a) above during a period of time equal to the difference between six months and the period between Executive's notice of termination and the effective date of termination; or (ii) if such termination occurs at any time other than during the last six months of the Employment Term, Executive will be entitled to receive an amount equal to the aggregate base salary paid to Executive by the Company pursuant to Section 3(a) above during the preceding six month period, or lesser period beginning on the Commencement Date and ending on the effective date of termination.

        (c) The payments set forth in this Section 7.5 will fully discharge all responsibilities of the Company to Executive under this Agreement or relating to or arising out of the termination of Executive's employment.

   8. Unfair Competition by Executive.
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     8.1 Executive agrees that all trade secrets, confidential or proprietary information with respect to the activities and businesses of the Company, including, without limitation, personnel information, secret processes, know-how, customer lists, databases, ideas, techniques, processes, inventions (whether patentable or not), and other technical plans, business plans, marketing plans, product plans, forecasts, contacts, strategies and information (collectively "Proprietary Information") which were learned by Executive in the course of his employment by the Company, and any other Proprietary Information received, developed or learned by Executive hereafter in the course of his future employment by or in association with the Company, are confidential and will be kept and held in confidence and trust as a fiduciary by Executive. Executive will not use or disclose Proprietary Information of the Company except as necessary in the normal course of the business of the Company for its sole and exclusive benefit, unless Executive is compelled so to disclose under process of law, in which case Executive will first notify the Company promptly after receipt of a demand to so disclose.

     8.2 Executive and the Company acknowledge that: (i) each covenant and restriction contained in Sections 8.1 and 9 of this Agreement is necessary, fundamental, and required for the protection of the Company's business; (ii) such relate to matters which are of a special, unique, and extraordinary character that gives each of them a special, unique, and extraordinary value; and (iii) a breach of any such covenant or restriction will result in irreparable harm and damage to the Company which cannot be compensated adequately by a monetary award. Accordingly, it is expressly agreed that, in addition to all other remedies available at law or in equity, and notwithstanding anything to the contrary in Section 11 below, the Company will be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or restriction, or otherwise specifically to enforce the provisions contained in Sections 8.1 and 9 of this Agreement.

     8.3 Except for activities expressly permitted by the prior written approval of the Board of Directors of the Company, during the term of this Agreement, the Executive will not: (a) engage in business independent of the Executive's employment by the Company that requires any substantial portion of the Executive's time; (b) serve as an officer, general partner or member in any for-profit corporation, partnership or firm; (c) serve as a director of any corporation, partnership of firm having the Business as its principal enterprise; or (d) directly, indirectly or through any Affiliate, invest in, participate in or acquire an interest in any entity engaged in the Business. For purposes of this Agreement, the terms: (i) "Affiliate" means as to any Person, each other Person that directly or indirectly (through one (1) or more intermediaries) controls, is controlled by or is under common control with such person; and (ii) "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, associate (as defined in regulations promulgated by the Securities Exchange Commission) or other legally recognizable entity. The limitation in this paragraph will not prohibit any investment by the Executive in securities that are listed on a public exchange or the National Association of Securities Dealers Automated Quotation National Market System and issued by a company, firm, corporation, partnership, trust or other entity involved in the Business or otherwise.

     8.4 During the term of this Agreement and for a period of one year following its termination for any reason, Executive will not contact or solicit any employees of the Company for the purposes of hiring them.

   9. Proprietary Matters. Executive expressly understands and agrees that any
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and all improvements, inventions, discoveries, processes, or know-how that are generated or conceived by Executive during the term of this Agreement, whether so generated or conceived during Executive's regular working hours or otherwise, will be the sole and exclusive property of the Company, and Executive will, whenever requested to do so by the Company (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which the Company may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trade names or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes, or know-how, or in order to assign and convey or otherwise make available to the Company the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes, know-how, applications, patents, copyrights, trade names or trademarks, subject to California Labor Code ss2870, which reads as follows:

     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

        (2) Result from any work performed by the employee for the employer.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

   10. Key-Person Insurance.  Executive agrees to make himself available and to
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undergo, at the Company's request and expense, any physical examination or other procedure necessary to allow the Company to obtain a key-person insurance policy on Executive. If the Company obtains such policy, it will maintain the policy at its expense and all proceeds will be the sole property of the Company.

   11. Resolution of Disputes. The parties will attempt in good faith
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promptly by negotiations to resolve any dispute or controversy arising out of or relating to this Agreement or to the employment or termination of Executive by the Company. If a party intends to be accompanied at a negotiation meeting by an attorney, the other party will be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

   12. Miscellaneous.
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     12.1 Governing Law; Interpretation. This Agreement will be governed by the
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substantive laws of the State of New York applicable to contracts entered into and fully performed in such jurisdiction. The headings and captions of the Sections of this Agreement are for convenience only and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party, regardless of which party may have initially drafted certain provisions set forth herein.

     12.2 Assignment. This Agreement is personal to Executive and he may not
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assign any of his rights or delegate any of his obligations hereunder without first obtaining the prior written consent of the Board of Directors of the Company.

     12.3 Notices. Any notice, request, claim or other communication required or
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permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to Executive at his residence (as noted in the Company's records), or to the Company at its address as set forth below its signature on the signature page of this Agreement, or to such other address or addresses as either party may have furnished to the other in writing in accordance herewith.

     12.4 Severability. If any provision of this Agreement or the application of
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any such provision to either of the parties is held by a court of competent jurisdiction to be contrary to law, such provision will be deemed amended to the extent necessary to comply with such law, and the remaining provisions of this Agreement will remain in full force and effect unless the result would be manifestly unjust or would deprive either party of the benefit of its bargain.

     12.5  Entire Agreement; Amendments.  This Agreement and any other exhibits
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and attachments hereto constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof. Except as provided in Section 12.4 above, this Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by both parties.

     12.6 Attorneys' Fees. If it becomes necessary for any party to initiate
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legal action or any other proceeding to enforce, defend or construe such party's rights or obligations under this Agreement, the prevailing party will be entitled to its reasonable costs and expenses, including attorneys' fees, incurred in connection with such action or proceeding.

   13. EXECUTIVE ACKNOWLEDGMENT.  EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN
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GIVEN THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE RIGHTS AND OBLIGATIONS ARISING UNDER THIS AGREEMENT, THAT HE HAS READ AND UNDERSTANDS EACH AND EVERY PROVISION OF THIS AGREEMENT, AND THAT HE IS FULLY AWARE OF THE LEGAL EFFECT AND IMPLICATIONS OF THIS AGREEMENT.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:                                  Executive:

Towing America, Inc.                      Edward T. Sheehan


By:____________________________           By:____________________________

Name:__________________________           Name:__________________________

Title:_________________________           Title:_________________________


Address:_______________________           Address:_______________________
        _______________________                   _______________________
Fax:    _______________________           Fax:    _______________________